UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-41871	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3545 Factoria Blvd SE Sterling Plaza 2 3rd Floor
Bellevue, Washington		98006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. These forward-looking statements include statements regarding any direct or indirect impact on us, our customers, or our service providers from conflict in the Middle East or elsewhere; signs of a possible recovery in the ocean market; our ability to use and benefit from our investments in technology, including AI; our expectation that air rates will normalize to some degree over time and that air demand as we enter Q3 remains healthy; our expectation that demand remains strong for airfreight services in support of AI infrastructure deployments; our belief that we may benefit more during times of disruption; our belief that our culture remains strong and is fundamental to our success; our belief that there may be no logical peak to customs growth and that complexity drives sustained demand for customs expertise and creates opportunity for continued growth globally; and our belief that there are additional opportunities to improve productivity through continued investments in technology, artificial intelligence, process improvements, and operational execution. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this filing speak only as of this date and the Company does not assume any obligation to update them except as required by law.

SELECTED QUESTIONS & ANSWERS

1.
Airfreight rates and volumes have been significantly stronger than expected. How much of the current airfreight pricing expansion reflects structural demand (AI/data center shipments, capacity constraints) versus temporary market tightness, and how should investors think about sustainability into 2027?

There are more than 67,000 unique flight routes globally, and the impact of the Middle East conflict has not been uniform across the aviation industry. The disruption has been concentrated primarily among Middle Eastern carriers and routes that transit the affected airspace. Many of these carriers are among the world's largest air cargo operators and rely heavily on both wide-body passenger aircraft and dedicated freighter fleets. While some passenger operations have been affected by airspace restrictions and routing adjustments, freighter services have generally remained operational. As a result, the most significant impact has been on capacity availability and payload efficiency, rather than overall network connectivity. Our growth was driven primarily from Asia, where operations experienced limited disruption. Year-over-year volume growth was supported by increased shipments from existing customers, market share gains, strong demand from the technology sector, and our ability to secure additional capacity from carrier partners in key high-demand markets. Our success in securing incremental capacity during a constrained market environment was a significant contributor to our strong Q2 performance, enabling us to support customer growth, gain market share, and capitalize on favorable market conditions.

We do not know how long rates will hold at current levels and we expect them to normalize to some degree over time. Having said that, AI demand seems insatiable and is putting strain on existing air capacity, which may cause a more structural increase to rates. The high growth rates experienced in Q2 are continuing into Q3 through July.

2.
How did the Middle East conflict shape airfreight routing, capacity, and buy/sell spreads through the quarter, and how is this trending into 3Q26 given tonnage that grew progressively from +13% in April to +15% in June?

The conflict impacted available capacity, payload utilization, and routing options across affected airspace. As a result, carriers were required to carry additional fuel, reducing cargo payloads and tightening available capacity. This constrained environment supported elevated buy and sell rates during the quarter. Most of our tonnage growth came from the Asia region, which was largely unaffected by the disruption. Growth was driven by a combination of increased volumes from existing customers, market share gains, strong technology-related demand, and our ability to secure additional carrier capacity. These factors contributed to the acceleration of tonnage growth from 13% in April to 15% in June. While we do not provide formal guidance, demand entering Q3 remains healthy. Future pricing trends will depend on several factors, including the pace of capacity restoration, carrier network deployment decisions, geopolitical developments, and the sustainability of technology-related demand, which continues to be strong. Although some conflict-driven pricing benefits may moderate as capacity normalizes, our non-asset-based model provides the flexibility to adapt quickly to changing market conditions.

3.
Can you give any sense of the contribution that AI infrastructure, semiconductor, and data-center-related shipments are making to current airfreight volume growth, and do you view this as continuing through 2027?

We do not disclose the specific contribution of any individual customer segment to our airfreight volumes. That said, demand from AI hyperscalers and other high-value technology customers was a significant growth driver during the quarter. Demand remains strong for airfreight services in support of AI infrastructure deployments. Additionally, we noted in our earnings release that because of the current geopolitical state of the world, rising fuel costs, tight capacity, and routing challenges, air carriers are under enormous strain and may continue to be for some time.

4.
How sustainable are these results, particularly given that much of the upside seems to have come as a result of the conflict in the Middle East and other disruptions?

While we often point to market disruptions as a factor in our results, and those disruptions may even represent a new normal, they were not unique to Q2 2026. Our results were driven by more than just temporary events. We achieved double-digit growth across most of our products from a diverse range of geographies and business sectors, as we grew market share and executed well across our entire organization. While we may benefit more during times of disruption, we regularly prepare for the disruption that seems inevitable somewhere within our global network.

5.
Is hyperscaler demand showing any signs of slowing down? How large can that business grow? Also, some of your competitors have commented on hyperscaler demand: are you ceding market share in that space?

We are not seeing signs of slowing demand from AI hyperscalers and other high-value technology customers. That business was a key part of our growth, particularly in air and our customs brokerage and other services businesses. We believe that we are likely gaining market share within that space, as current and new customers recognize our expertise in handling such high-value freight.

6.
What specifically is being restructured in the Global Technology function? Are you finished with layoffs, and was the restructuring limited to the technology group? Does this end Expeditors’ no-layoff policy? What has been the impact to the culture at Expeditors?

The restructuring was concentrated within our Global Technology organization and was intended to modernize and reshape that function for the future. The goal was to better align the organization with our long-term technology priorities, improve productivity, and position the company for future growth. We are not providing additional detail on specific teams or functions affected beyond what has been publicly disclosed.

While we have historically implemented a practice of not using layoffs as a lever to reduce costs when business weakens, such as during the 2008-2009 financial crisis and the COVID-19 pandemic, we have never had a formal or blanket “no layoff” policy as may be commonly believed. In our history, we have occasionally reduced our workforce through layoffs for very specific strategic reasons.

Our culture remains strong and is fundamental to our success. We strongly believe that our culture is a significant reason that many people, including most of those in our senior ranks, have chosen to spend the majority of their careers at Expeditors. We work extremely hard to live up to that trust and would not have carried out this restructuring if we did not fully believe that it was in the best interest of our success going forward.

7.
Can you give us more color on how and why you decided to conduct a layoff for the first time in the company’s history and how you intend to achieve your AI and technology objectives? Where were the cuts concentrated and do you intend to rely more on third parties to fill roles and responsibilities that were once held in-house?

The restructuring does not change our technology or AI ambitions. It was not about cost, nor was it driven by a redirected strategy to outsource our core technology. The restructuring was designed to better position our Global Technology organization for future growth and needs by completing an ongoing modernization of certain legacy systems and practices. While the restructuring was unusual for us, it was not unprecedented as we have had layoffs in the past. We determined that a restructuring was the most direct path to position us for continued necessary investments in technology talent, capabilities, and solutions. We remain committed to developing strong internal technology expertise and systems, while maintaining industry best practices and selectively overlaying third-party solutions where they add value or bring specialized capabilities.

8.
Has ocean – finally – bottomed in terms of declining volumes? How much is pull-forward in advance of peak season? When do you expect ocean net revenue per unit to inflect positively, and how much benefit from the recent rise in container rates should investors expect in 3Q and 4Q?

We believe there was some volume in Q2 that was pull-forward business, based on what customers told us, but we would be unable to quantify which loads were pull-forward and which were not. Regarding the outlook for Q3 and Q4, we cannot forecast future volumes or rates, as much depends on the geopolitics impacting some of the world’s most critical waterways, as well as the collective actions by the major carriers with regard to capacity management. Nevertheless, as we noted in our earnings release, the ocean market showed encouraging signs of stabilization in the second quarter. Ocean volumes increased 7% sequentially from the first quarter, marking the first sequential volume increase since the third quarter of 2025. We also saw a flattening of the prolonged downturn in the ocean market as strengthening demand and careful capacity management by ocean carriers contributed to improving rates, particularly late in the quarter. Those trends are encouraging.

We also saw the ocean market materially correct in 2025, beginning in Q3 of that year. As such, our comparables to prior periods will get much easier in Q3 and especially Q4, as opposed to the first half of 2026.

9.
Customs net revenue margin compressed despite the IEEPA-driven pricing surge and cited cost discipline; what drove the margin decline, and how much reflects a lower-value-add revenue mix versus other factors?

The slight margin decline within Customs brokerage and other services is largely a matter of mix. While all of the businesses generated double-digit growth, our road freight, warehousing and distribution, and other adjacent services businesses were particularly strong during the quarter. Because our road freight business has a lower gross margin than customs brokerage and was the fastest-growing part of the mix during the quarter, our gross margin percentage declined even though profitability and gross profit dollars from the customs business itself improved.

10.
Are we at peak customs growth? When do you think customs revenue growth begins to normalize, and what is the long-term earnings power of this business?

We are not sure there is a logical peak to customs growth. While certain factors, such as the temporary IEEPA-related filings, may not persist indefinitely, the broader trend remains clear: tariffs, regulations, and cross-border compliance requirements continue to increase in complexity. That complexity drives sustained demand for customs expertise and creates opportunity for continued growth globally. The challenge is not simply processing more declarations, but scaling profitably to handle the increase in declarations. Our focus continues to be leveraging expertise, data, and technology to manage increasing complexity more efficiently and compliantly, thereby enabling revenue and profitability growth without proportional increases in headcount.

11.
You have delivered meaningful productivity gains while limiting headcount growth. How much additional operating margin expansion opportunity remains if freight markets continue improving?

Our operating efficiency improved to 32.2% in Q2, even while absorbing the $25 million restructuring charge. The restructuring of our Global Technology organization is expected to reduce annual costs by approximately $50 million, with most of the associated headcount reductions taking effect in Q3. While stronger freight markets could provide additional leverage, the extent of future margin expansion will depend on the mix of business, market conditions, investment levels and growth opportunities available to us. We believe there are additional opportunities to improve productivity through continued investments in technology, artificial intelligence, process improvements and operational execution. Those are likely to be stair-step improvements over the medium term, rather than dramatic leaps in the short term. Our objective is to decouple headcount growth from revenue growth over the long term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	August 11, 2026	By:	/s/ David A. Hackett
David A. Hackett, Senior Vice President and Chief Financial Officer